UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015 (May 8, 2015)

Starboard Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-1554970	45-5634053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300E. Sonterra Blvd, Suite 1220 San Antonio, Texas		78248
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (210) 999-5400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 4.01    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On May 8, 2015, Starboard Resources, Inc. (the “Company”) engaged Akin Doherty Klein & Feuge, P.C. (“ADKF”) of San Antonio, Texas to be our independent registered public accounting firm, effective immediately, with the approval of the Board of Directors’ Audit Committee.  In connection with the engagement of ADKF, also on May 8, 2015, the Board of Directors’s Audit Committee approved the dismissal of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm, effective immediately.  Both actions have been ratified by the Board of Directors.

The audit reports of KPMG and Rothstein Kass on the Company’s consolidated financial statements for the years ended December 31, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended December 31, 2014 and through the subsequent interim period preceding the engagement of ADKF, there were no disagreements between the Company and KPMG and Rothstein Kass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG and Rothstein Kass would have caused them to make reference thereto in their reports on the Company’s consolidated financial statements for such years.

During the two most recent fiscal years ended December 31, 2014 and through the subsequent interim period preceding the engagement of ADKF, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K. except that KPMG LLP advised the Company of the following material weaknesses:

1)
During the preparation of our condensed consolidated financial statements for the quarter ended September 30, 2014, the Company identified that its processes and procedures for the computation of deferred income taxes and stock option expenses were not effective. This control deficiency would have resulted in a material error in the condensed consolidated financial statements for the three months ended September 30, 2014;

2)
While preparing the annual report for the year ending December 31, 2014, the Company identified a material weakness in the preparation of the reserve report for December 31, 2014. Specifically, an impairment of our reserves relates to the adoption of our development plan for our undeveloped oil and gas reserves which, for the purpose of booking such undeveloped reserves, must show that such reserves are scheduled to be drilled within five years under SEC Regulation S-X Rule 4-10(a)(31)(ii). The Company identified the impairment amount at $4,428,378 which has a material impact on our financial statements. This impairment is connected with the impact of lower oil and gas prices in the amount of capital available for the development plan; and

3)
On September 15, 2014, the Company's Chief Financial Officer informed the Company he was resigning, effective immediately. The open Chief Financial Officer position led to an insufficient number of experienced personnel to provide reasonable assurance that transactions are being recorded as necessary to ensure timely preparation of financial statements in accordance with GAAP, including the preparation of these interim financial statements. Management is in the process of evaluating various remedial actions relating to this material weakness, including hiring a new Chief Financial Officer. In the interim, management has hired a national accounting firm to serve as a technical resource during the financial statement close process and as needed until a qualified Chief Financial Officer is hired.

During the Company’s two most recent fiscal years ended December 31, 2014 and through the subsequent interim period preceding ADKF’s engagement, the Company did not consult with ADKF on either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that may be rendered on the Company’s financial statements, and ADKF did not provide either a written report or oral advise to the Company that ADKF concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided KPMG a copy of the disclosures in this Form 8-K and has requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements herein.  A copy of the letter dated May 12, 2015 is filed as Exhibit 16.1 to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starboard Resources, Inc.

Date: May 12, 2015	By:	/s/ Michael Pawelek
Michael Pawelek
Chief Executive Officer

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.         Description

16.1                      Letter from KPMG to the Securities and Exchange Commission dated May 12, 2015.